SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of
   the Securities Exchange Act of 1934 (Amendment No.     )

   Filed by the Registrant [X]

   Filed by a Party other than the Registrant

   Check the appropriate box:
   Preliminary Proxy Statement
   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
   [X] Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       CARRINGTON LABORATORIES, INC.
            (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

                            No fee required.

   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:


      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:

          2) Form, Schedule or Registration Statement No.:

          3) Filing Party:

          4) Date Filed:

                           CARRINGTON LABORATORIES, INC.
                              2001 Walnut Hill Lane
                               Irving, Texas  75038

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To Be Held On May 14, 1998

             NOTICE is hereby given that the annual meeting of shareholders of CARRINGTON LABORATORIES, INC. (the "Company") will be held on May 14, 1998, at 8:30 a.m., local time, at the Las Colinas Country Club, 4900 North O'Connor Boulevard, Irving, Texas 75062, for the following purposes:

             (1) To elect two persons to serve as directors of the Company for terms expiring at the annual meeting of shareholders in 2001;

             (2) To consider and vote upon a proposal to approve amendments to the Company's 1995 Stock Option Plan to (a) provide for the discretionary granting of options to outside directors, (b) remove prohibitions on grants of options to employee-directors and officers and on discretionary grants to members of the Compensation Committee, (c) delete provisions providing for automatic option grants to outside directors,
                    (d) increase the maximum number of shares of Common Stock for which options may be granted under the plan to any one employee during any calendar year from 50,000 to 75,000, (e) delete the provision limiting the aggregate number of shares for which options may be granted under the plan to all employee-directors to 40% of the total number of shares covered by the plan, (f) provide that shareholder approval of amendments to the plan is required only if the Company, upon advice of counsel, determines that such approval is necessary or desirable, and (g) make certain other changes to the plan;

             (3) To approve the appointment of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 1998; and

             (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

             Only shareholders of record at the close of business on April 13, 1998 are entitled to notice of and to vote at the meeting or any adjournment thereof. A record of the Company's activities during 1997 and financial statements for the fiscal year ended December 31, 1997 are contained in the accompanying 1997 Annual Report.

             You   are  urged,  whether  or  not  you plan to attend the
   meeting in person, to mark, sign and date the enclosed proxy and return it promptly in the accompanying envelope. If you do attend the meeting in person, you may withdraw your proxy and vote in person. The prompt return of proxies will assure the representation of sufficient shares to take the actions described above and save your Company the expense of further solicitation.

                                     By  Order of the Board of Directors

                                     /s/ George DeMott

                                     George DeMott
                                     Chairman of the Board

   Irving, Texas
   April 13, 1998

                           CARRINGTON LABORATORIES, INC.
                               2001 Walnut Hill Lane
                                Irving, Texas  75038
                                   (214) 518-1300

                                  PROXY STATEMENT

                         For Annual Meeting of Shareholders
                             To Be Held On May 14, 1998


             This Proxy Statement is furnished to the shareholders of Carrington Laboratories, Inc., a Texas corporation (the "Company"), in connection with the solicitation of proxies by the Board of
   Directors   of   the  Company  for  use  at  the  annual  meeting  of
   shareholders to be held on May 14, 1998. Proxies in the form enclosed will be voted at the meeting if properly executed, returned to the Company prior to the meeting and not revoked. A proxy may be revoked at any time before it is voted by giving written notice or a duly executed proxy bearing a later date to the President of the Company, or by voting in person.

             The approximate date on which this Proxy Statement and the accompanying proxy are first being sent to shareholders is April 16, 1998.

                         OUTSTANDING CAPITAL STOCK

             The record date for the determination of shareholders entitled to notice of and to vote at the annual meeting is April 13, 1998 (the "Record Date"). At the close of business on the Record
   Date, the Company had 9,315,236 shares of Common Stock, $.01 par value ("Common Stock"), issued and outstanding and entitled to vote at the meeting.

                     ACTION TO BE TAKEN AT THE MEETING

             Shares represented by a validly executed proxy in the accompanying form, unless the shareholder otherwise specifies in the proxy, will be voted (i) for the election of the two persons named as nominees under the caption "Election of Directors" as directors of the Company, (ii) for the approval of the amendments to the Company's 1995 Stock Option Plan, (iii) for the approval of the appointment by the Company's Board of Directors of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998, and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

             Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If any other matter or business is brought before the meeting, the proxy holders may vote the proxies at their discretion. The directors do not know of any such other matter or business to be presented for consideration.

                             QUORUM AND VOTING

             The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the annual meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in such holder's name on the Record Date.

                           PRINCIPAL SHAREHOLDERS

             The following table sets forth certain information as of March 31, 1998, unless otherwise indicated, with respect to the shareholders known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock of the Company, based on the information available to the Company on such date. Except as otherwise indicated, each shareholder named in the table has sole voting and investment power with respect to all shares indicated as being beneficially owned by such shareholder.

                                             Shares of
                                           Common Stock
   Beneficial Owner                     Beneficially Owned   Percent of Class

   Thomas J. Marquez                         827,440(1)           8.8%
      c/o Carrington Laboratories, Inc.
      2001 Walnut Hill Lane
      Irving, Texas  75038

   John C. Oxley                             718,800(2)(3)(4)     7.7%
      One West 3rd Street
      Williams Center Tower I
      Suite 1300
      Tulsa, Oklahoma  74103

   Thomas E. Oxley                           699,800(3)(4)(5)     7.5%
      One West 3rd Street
      Williams Center Tower I
      Suite 1305
      Tulsa, Oklahoma  74103

   Charles C. Killin                         661,500(2)(6)        7.1%
      15 East 5th Street
      Suite 2400
      Tulsa, Oklahoma  74103


   (1) Includes 39,300 shares held in a trust controlled by Mr. Marquez and 40,100 shares that he has the right to acquire pursuant to options exercisable within 60 days after March 31, 1998, subject to shareholder approval of amendments to the Company's 1995 Stock Option Plan.

   (2) Based on a report on Schedule 13D dated February 20, 1997 filed by John C. Oxley with the Securities and Exchange Commission. John C. Oxley may be deemed to have beneficial ownership of 627,500 shares of the Company's Common Stock held by him as a Co-Executor of the Estate of John T. Oxley, 23,000 shares held by him as a Co-Trustee of the Oxley Foundation, and 68,300 shares held of record by Boca Polo, Inc., a Nevada corporation of which he owns 50% of the outstanding shares. With respect to the 23,000 s h ares held by him as a Co-Trustee of the Oxley Foundation, John C. Oxley shares voting and dispositive powers with Mary Jane Oxley Tritsch.

   (3) John C. Oxley, Thomas E. Oxley and Charles C. Killin share voting and dispositive powers with respect to, and disclaim beneficial ownership of, the 627,500 shares of the Company's Common Stock held by them as Co-Executors of the Estate of John T. Oxley.

   (4) John C. Oxley and Thomas E. Oxley share voting and dispositive powers with respect to the 68,300 shares of the Company's Common Stock owned by Boca Polo, Inc.

   (5) Based on a report on Schedule 13D dated February 20, 1997 filed by Thomas E. Oxley with the Securities and Exchange Commission. Thomas E. Oxley individually owns 4,000 shares of the Company's Common Stock and may be deemed to have beneficial ownership of 627,500 shares held by him as a Co-Executor of the Estate of John T. Oxley, and 68,300 shares held of record by Boca Polo, Inc., a Nevada corporation of which he is a director and owns 50% of the outstanding shares.

   (6) Based on a report on Schedule 13D dated February 24, 1997 filed by Charles C. Killin with the Securities and Exchange Commission. Mr. Killin may be deemed to have beneficial ownership of 627,500 shares of the Company's Common Stock held by him as a Co-Executor of the Estate of John T. Oxley, 11,500 shares held by him as the Trustee of the Mary Jane Tritsch Trust, and 22,500 shares held by him as the Trustee of the Thomas E. Oxley Trust.

             The Company knows of no arrangements the operation of which may at a subsequent date result in a change of control of the Company.

              REQUIRED AFFIRMATIVE VOTE AND VOTING PROCEDURES

             With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. The two nominees who receive a plurality of the votes cast by shareholders present or represented by proxy at the annual meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on the election of directors.

             The  Company's  Bylaws  provide  that the vote required  to approve matters other than the election of directors is the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting at which a quorum is present. Abstentions may be specified on all proposals except the election of directors. Under applicable law and the Company's Bylaws, abstentions and shares represented by broker non-votes or other limited proxies for a particular proposal will be counted as present for purposes of determining the existence of a quorum at the meeting but will be excluded entirely from the voting tabulation for that proposal. Therefore, abstentions, broker non-votes and other limited proxies will have no effect on the outcome of the proposals to amend the Company s 1995 Stock Option Plan and to approve the appointment of independent public accountants.

                           ELECTION OF DIRECTORS

             The Company's Bylaws provide that the Company's operations will be governed by the Board of Directors, which is elected by the shareholders. The Company's Board of Directors is divided into three classes with staggered three-year terms. All directors of one class hold their positions until the annual meeting of shareholders at which the terms of the directors in such class expire and their respective successors are elected and qualified, or until their earlier death, resignation, disqualification or removal from office. The Company's Bylaws provide that the number of directors shall not be less than five nor greater than nine, and the exact number of directors that shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board. The Board of Directors has determined that the number of directors will be seven.

             All duly submitted and unrevoked proxies will be voted for the nominees selected by the Board of Directors, except where authorization to so vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board.

             The Board of Directors has nominated Selvi Vescovi and Thomas J. Marquez for election at the annual meeting as directors to serve three-year terms expiring in 2001. Messrs. Vescovi and Marquez are currently directors of the Company, with terms expiring at the 1998 annual meeting, and each has consented to serve as a director if elected. The five other directors of the Company have been elected to terms that do not expire at the 1998 annual meeting. R. Dale Bowerman and James T. O'Brien are currently serving terms expiring in 1999, and George DeMott, Robert A. Fildes, Ph.D. and Carlton E. Turner, Ph.D., D.Sc. are currently serving terms expiring in 2000. Information about all seven directors of the Company, including the current nominees, is set forth in the following paragraphs.

             R. DALE BOWERMAN, 58, has served as a director of the Company since January 1991. Mr. Bowerman was President and Chief Executive Officer of Southwest Health Alliances, L.L.C. from May 1994 until his retirement in October 1997. From 1973 to April 1994, he was Chief Financial Officer of High Plains Baptist Health Systems, a nonprofit hospital system. Mr. Bowerman is also a director of Sunrise Technologies, Inc., a publicly traded company.

             GEORGE DEMOTT, 65, has served as a director of the Company since May 1990 and Chairman of the Board since April 1995. He has been an independent business consultant since 1987. From 1963 to 1987, Mr. DeMott held various positions with American Home Products Corporation, a worldwide marketer of pharmaceuticals, over-the-counter drugs and household products, serving as Group Vice President from 1978 to 1987. From 1964 to 1978, Mr. DeMott was with the Whitehall Laboratories Division of that corporation, and he served as President of that division from 1974 until 1978.

             ROBERT A. FILDES, Ph.D., 59, has served as a director of the Company since March 1991 and, on an independent contractor basis, as the Company s interim Executive Vice President, Research and Development since October 1, 1997. From February 1993 to August 1997, he was Chairman of the Board and Chief Executive Officer of Scotgen Biopharmaceuticals, Inc., a biotechnology company. From August 1990 to January 1993, he was an independent business consultant in the pharmaceutical industry. Dr. Fildes was President and Chief Executive Officer of Cetus Corporation, a biopharmaceutical company, from 1982 to 1990. From 1980 to 1982, he was President of Biogen, Inc., the United States subsidiary of Biogen, N.V., Geneva, Switzerland. Prior to joining Biogen, Dr. Fildes was Vice President of Operations for the Industrial Division of Bristol-Myers Company. Dr. Fildes is also a director of the following biopharmaceutical companies: La Jolla Pharmaceutical Co. and Atlantic Pharmaceuticals, each a publicly traded company; and Cascade Oncogenics, Cytovax and Laboratory Skin Care, each a private company.

             THOMAS J. MARQUEZ, 60, has served as a director of the Company since August 1987. In addition, from August 1987 until May 1990, Mr. Marquez was Chairman of the Board and Chief Executive Officer of the Company. From 1965 to 1979, Mr. Marquez was an
   officer of Electronic Data Systems, Inc., a computer services company, and he served as a director of that corporation from 1965 to 1984. Since his resignation as an officer of Electronic Data Systems, he has been engaged primarily in personal investment activities and a number of public service projects. Mr. Marquez is also a director of Aquinas Funds, Inc.

             JAMES T. O'BRIEN, 59, has served as a director of the Company since June 1992. Since September 1996, Mr. O'Brien has been President and Chief Executive Officer of O'Brien Marketing and Communications. In addition, Mr. O'Brien has been Chairman of the Board of Access Corporation, a designer of human resources software, since September 1991. Mr. O'Brien was President and Chief Operating Officer of Elan Corporation, PLC, a pharmaceutical company, from 1989 to 1991. From 1986 to 1989, he was President and Chief Executive Officer of O'Brien Pharmaceuticals, Inc. From 1980 to 1986, Mr. O'Brien held various positions with Revlon Health Care Group, including President of USV Laboratories and Armour Pharmaceutical Company. Mr. O'Brien is also a director of TheraTech, Inc., a publicly traded company; of Palatin Technologies, Inc., a publicly traded company; and of Cydex, Inc., a private drug development company.



             CARLTON E. TURNER, Ph.D., D.Sc., 57, has served as a director of the Company since May 1989 and as President and Chief Executive Officer of the Company since April 1995. In addition, from January 1994 to November 1994, Dr. Turner was Executive Vice President of the Company and from November 1994 to April 1995 he was Chief Operating Officer of the Company. He was President and Chief Executive Officer of Princeton Diagnostic Laboratories of America, Inc., a biomedical and pharmaceutical testing laboratory, from 1987 through May 1993. He also served as a director of that corporation from 1987 to January 1994. From 1981 through 1987, he was Director of the Drug Abuse Policy Office of the White House, President Reagan's principal advisor on drug abuse policy. From 1970 to 1981, Dr. Turner was a research professor and director of the Research Institute of Pharmaceutical Sciences at the University of Mississippi School of Pharmacy.

             SELVI  VESCOVI, 67, has served as a director of the Company since May 1989. Mr. Vescovi served as Chairman of the Board from May 1990 to April 1995. In addition, Mr. Vescovi served as interim President and Chief Executive Officer of the Company from March 1995 to April 1995. He was employed by The Upjohn Company ("Upjohn"), a manufacturer of human pharmaceuticals and pharmaceutical chemicals, in various capacities from 1954 until his retirement in 1988 from his positions as Corporate Vice President of Upjohn, a position he had held since 1977, and President and General Manager of Upjohn International, Inc., the subsidiary of Upjohn responsible for international operations. He had held the latter position since 1985. Following his retirement, Mr. Vescovi served as Adjunct Professor, International Management, at Western Michigan University
   from 1988 to 1993 and as a member of the Advisory Board of the College of Business Administration of the University of South Carolina from 1988 to 1994. Mr. Vescovi is also a director of Centaur Pharmaceutical, Inc., a private company.

             The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers and establishes corporate policies. The Board has established an Executive Committee which may exercise all (except in certain cases) the authority and powers of the Board of Directors in the business and affairs of the Company when the Board of Directors is not in session. The current members of the Executive Committee are Selvi Vescovi (Chairman), George DeMott and Carlton E. Turner, Ph.D., D.Sc. The Board has established an Audit Committee for the purposes of reviewing the results and scope of, and the fees for, the annual audit, reviewing the financial statements and any significant transactions or events and any changes in accounting principles and practices with the independent auditors, and reviewing the internal controls and audit procedures of the Company. The current members of the Audit Committee are Robert A. Fildes (Chairman), James T. O'Brien and R. Dale Bowerman. The Board does not have a standing nominating committee. The Compensation and Stock Option Committee serves as a compensation committee and makes recommendations to the Board with respect to compensation of executive officers of the Company. The current members of the Compensation and Stock Option Committee are James T. O'Brien (Chairman), George DeMott and Selvi Vescovi. During fiscal 1997, the Board of Directors held nine meetings, the Executive Committee held six meetings, the Audit Committee held two meetings, and the Compensation and Stock Option Committee held one meeting. All incumbent directors attended at least 75% of the meetings held by the Board and the committees on which they served during 1997.

                             EXECUTIVE OFFICERS

             The executive officers of the Company are Carlton E. Turner, Ph.D., D.Sc., Robert A. Fildes, Ph.D., Luiz F. Cerqueira, V. Kirkland Meares, Christopher S. Record and Robert W. Schnitzius. Biographical information for Dr. Turner and Dr. Fildes is set forth under "Election of Directors" above.

             Luiz  F.  Cerqueira,  50, has been employed by  the Company since August 1993, as Vice President, Manufacturing/Operations. From 1989 to 1993, Mr. Cerqueira was the Vice President, Pharmaceutical Manufacturing, for Centocor, Inc., with assignment in the Netherlands. From 1984 to 1989, Mr. Cerqueira was employed by Schering-Plough Corporation in Manati, Puerto Rico, where he served as Operations Director from 1988 to 1989, Materials Manager from 1986 to 1988, and Antibiotics Plant Manager from 1984 to 1986. From 1981 to 1984, Mr. Cerqueira was employed by Schering-Plough in Rio De Janeiro, Brazil, serving as Industrial Director from 1983 to 1984 and as Chemical & Biochemical Plants Manager from 1981 to 1983. From 1975 to 1980, Mr. Cerqueira was employed by American Cyanamid in Brazil, where he served as Materials Manager from 1980 to 1981, Medical Products Plant Manager from 1978 to 1980, Antibiotic
   Production Manager from 1976 to 1978 and Antibiotic Production Assistant Manager in 1975. From 1973 to 1975, Mr. Cerqueira was employed by Johnson & Johnson, Sao Paulo, Brazil, as Sutures Production General Supervisor.

             V. Kirkland Meares, 54, has been Vice President, Sales and Marketing of the Company since April 1996. In addition, he has been an independent manufacturer's representative for Carrington since 1984. From 1967 to 1984, he was primarily a practicing pharmacist in Alabama.

             Christopher S. Record, 47, has been Vice President, Business Development, Secretary and General Counsel of the Company since October 1995. From June 1997 to November 1997, he also served as interim Chief Financial Officer and Treasurer of the Company. From April 1994 to October 1995, Mr. Record served as Vice President, Finance and Administration, Chief Financial Officer, Secretary, Treasurer, and General Counsel of the Company. Mr. Record is an attorney with a master's degree in business administration. From January 1990 to February 1994, he was Chairman of Electronic Product Information Corporation. From 1985 to 1990, he was Vice President, Corporate and Business Development, General Counsel and Secretary of Autodesk, Inc.

             Robert W. Schnitzius, 40, has been Chief Financial Officer and Treasurer of the Company since November 1997. From 1996 to 1997, Mr. Schnitzius was the Corporate Controller for Medeva Americas, Inc., a U.S. subsidiary of Medeva PLC. From 1991 to 1996, Mr. Schnitzius served with Medeva Pharmaceuticals, also a subsidiary of Medeva PLC, first as Controller (1991 to 1993) and then as Director of Finance (1994 to 1996). From 1983 to 1991, Mr. Schnitzius served as Controller for Shoreline Products, Inc., a boat trailer manufacturer, and from 1978 to 1983 he served as Treasurer of Texas Testing Laboratories, an engineering testing laboratory.

                 All executive officers of the Company are elected annually by the Board of Directors to serve until their respective successors are chosen and qualified or until their earlier death, resignation or removal from office.

                      SECURITY OWNERSHIP OF MANAGEMENT

             The following table sets forth, as of March 31, 1998, the beneficial ownership of Common Stock of the Company by each director of the Company, each named executive officer listed in the Summary Compensation Table included elsewhere in this Proxy Statement and all directors and executive officers as a group. Except as otherwise indicated, each person named in the table below has sole voting and investment power with respect to all shares indicated as being beneficially owned by him.

                                                Common Stock
                                             Beneficially Owned

                                             Number      Percent
   Name                                    of Shares    of Class
   Directors
   R. Dale Bowerman                        58,500(1)         *
   George DeMott                           15,000(2)         *
   Robert A. Fildes, Ph.D.                 21,000(3)         *
   Thomas J. Marquez                      827,440(4)        8.8%
   James T. O'Brien                        15,500(5)         *
   Carlton E. Turner, Ph.D., D.Sc.         56,373(6)         *
   Selvi Vescovi                           21,000(7)         *


   Named Executive Officers (excluding
     any director named above) and Group
   Luiz F. Cerqueira                       25,216(8)         *
   V. Kirkland Meares                       7,569            *
   Christopher S. Record                    5,990            *
   David G. Shand, M.D., Ph.D.             29,958(9)         *
   All directors and executive
    officers as a group (12 persons)    1,085,546(10)      11.5%

   *  Less than one percent.

   (1) Includes 22,500 shares that Mr. Bowerman has the right to a c quire pursuant to options and warrants that are presently exercisable or exercisable within 60 days after March 31, 1998 (including options for 12,500 shares which are subject to shareholder approval of amendments to the Company's 1995 Stock Option Plan).
   (2) Includes 10,000 shares that Mr. DeMott has the right to acquire pursuant to options exercisable within 60 days after March 31, 1998, subject to shareholder approval of amendments to the Company's 1995 Stock Option Plan.
   (3) Includes 12,500 shares that Dr. Fildes has the right to acquire pursuant to options exercisable within 60 days after March 31, 1998, subject to shareholder approval of amendments to the Company's 1995 Stock Option Plan.

   (4) Includes 39,300 shares held in a trust controlled by Mr. Marquez and 40,100 shares that he has the right to acquire pursuant to options exercisable within 60 days after March 31, 1998, subject to shareholder approval of amendments to the Company's 1995 Stock Option Plan.
   (5) Includes 12,500 shares that Mr. O'Brien has the right to acquire pursuant to options exercisable within 60 days after March 31, 1998, subject to shareholder approval of amendments to the Company's 1995 Stock Option Plan.
   (6)       Includes  18,875  shares  that Dr. Turner has the right to
             acquire   pursuant   to   options   that   are   presently
             exercisable.
   (7) Includes 12,500 shares that Mr. Vescovi has the right to acquire pursuant to options exercisable within 60 days after March 31, 1998, subject to shareholder approval of amendments to the Company's 1995 Stock Option Plan.
   (8) Includes 24,550 shares that Mr. Cerqueira has the right to acquire pursuant to presently exercisable options.
   (9) Includes 27,500 shares that Dr. Shand has the right to acquire pursuant to presently exercisable options.
   (10) Includes 181,025 shares that such directors and executive officers have the right to acquire pursuant to options and warrants that are presently exercisable or exercisable within 60 days after March 31, 1998 (including options for 100,100 shares which are subject to shareholder approval of amendments to the Company's 1995 Stock Option Plan).


                     PROPOSAL TO APPROVE AMENDMENTS TO
                           1995 STOCK OPTION PLAN

   Introduction

             At the annual meeting in April 1995, the shareholders of the Company approved the adoption of the Carrington Laboratories, Inc. 1995 Stock Option Plan (the "Option Plan"). The Option Plan became effective on April 1, 1995 and replaced the Company's 1985 Stock Option Plan, which expired in February 1995. A total of 1,500,000 shares of Common Stock are reserved for issuance under the Option Plan. On March 27, 1996, the Board of Directors unanimously adopted amendments to the Option Plan to provide for the granting of options to certain advisors and consultants of the Company, and the shareholders approved such amendments at the 1996 annual meeting. On January 15, 1998, the Board of Directors unanimously adopted, and recommended to the shareholders for approval, additional amendments to the Option Plan (the "1998 Amendments"), as described below.

             A copy of the Option Plan, as amended and restated by the Board of Directors, is attached hereto as Exhibit A. At the annual meeting to be held on May 14, 1998, the shareholders will be asked to consider and adopt a proposal (the "Proposal") to approve the 1998 Amendments, as reflected in Exhibit A. The 1998 Amendments will not be effective unless the Proposal is adopted by the shareholders. If the shareholders adopt the Proposal, the 1998 Amendments will be effective as of the date of their adoption by the Board of Directors. The description in this Proxy Statement of the Option Plan and the 1998 Amendments is intended solely as a summary, does not purport to be complete, and is qualified in its entirety by the full text of the Option Plan attached hereto as Exhibit A.

   Principal Effects of and Reasons for the Proposal

             Amendments to Article II of the Option Plan (a) remove previously existing restrictions on the power and authority of the Compensation and Stock Option Committee (the "Committee") and the Board of Directors with respect to options granted or to be granted to non-employee directors of the Company ("outside directors"), (b) give the Committee and the Board of Directors the same power and authority with respect to options granted or to be granted to outside directors that they have with respect to options granted or to be granted to employees and consultants, (c) delete provisions that prohibited the Board of Directors from granting options to employee-directors or officers and (d) delete provisions which made members of the Committee ineligible to receive any options except the options granted automatically under the provisions of Article III of the Option Plan.

             Amendments to Article III of the Plan (a) delete the provisions that specified that (i) each outside director would receive an automatic grant of an option for 10,000 shares upon his initial election to the Board of Directors and (ii) each outside director who was in office immediately after each annual meeting of shareholders and had served as an outside director for at least six months preceding that date would receive an automatic grant of an option for 2,500 shares on that date; (b) provide that on and after January 15, 1998, options may be granted to any outside director for such number of shares as the Committee may determine (since amended
   Article II gives the Board of Directors the same power and authority as the Committee has, the Board of Directors would likewise be able to grant options to any outside director for such number of shares as it might determine); and (c) make it clear that the exercise price of each option granted to an outside director will be determined by the Committee (or by the Board of Directors, under Article II of the Option Plan) but may not be less than 100% of the fair market value of the Common Stock on the date of grant.

             Amendments to Article IV of the Option Plan (a) increase the maximum number of shares of Common Stock for which options may be granted under the Option Plan to any one employee during any calendar year from 50,000 to 75,000; and (b) delete the previously existing provision that prohibited the aggregate number of shares for which options were granted under the Option Plan to all employee-directors from exceeding 40% of the total number of shares covered by the Option Plan.

             Amendments  to Article VI, Section 6.02 of the Option  Plan
   (a) delete the previously existing provisions that specified the types of amendments to the Option Plan that were required to be approved by shareholders; (b) add a new provision stating that the Board may suspend, terminate, amend or modify the Option Plan at any time, except that no amendment or modification of the Option Plan may become effective without shareholder approval if the Company, upon advice of counsel, determines that shareholder approval is necessary or desirable; and (c) add a provision making it clear that upon termination of the Option Plan, its terms and provisions will continue to apply to options granted prior to such termination.

             Amendments to Article VI, Section 6.07 of the Option Plan provide that (a) the 1998 Amendments will be effective as of January 15, 1998, provided they are approved by shareholders at the 1998 annual meeting; and (b) if the shareholders do not approve the 1998 Amendments, (i) the 1998 Amendments will be null and void, (ii) the Option Plan will continue in effect as it existed immediately prior to the Board of Director s adoption of the 1998 Amendments, and (iii) all options granted to outside directors on or after January 15, 1998 and prior to the date of the 1998 annual meeting of shareholders will be null and void.

             On January 15, 1998 the Committee also authorized the Company to offer to each outside director of the Company who held outstanding options granted under the Option Plan the opportunity to surrender any or all of such options for cancellation and to receive in exchange for the surrendered options a new four-year nonqualified stock option granted pursuant to the Option Plan, as amended by the 1998 Amendments, for the total number of shares of Common Stock covered by the options surrendered by such outside director. The Committee s authorization provided, however, that (i) the new options granted to the outside directors in exchange for options surrendered by them would not be exercisable unless and until the 1998 Amendments are approved by the Company s shareholders, and (ii) the surrender and cancellation of such outstanding options and the grant of the new options in exchange therefor would be null and void if the Company s shareholders fail to approve the 1998 Amendments at the 1998 annual meeting or any adjournment thereof. Outside directors who wished to accept the exchange offer were required to surrender their old options for cancellation on or before January 29, 1998. Subject to the shareholders approval of the 1998 Amendments, new, fully vested options for an aggregate of 52,500 shares of Common Stock covered by options surrendered by outside directors were granted on January 30, 1998. The exercise price of the new options is $4.8125, the closing price of the Company s Common Stock on the Nasdaq Stock Market ("Nasdaq") on the date of grant of the new options.

             Effective January 30, 1998, the Committee also granted to each of the six outside directors a nonqualified option to purchase 2,500 shares of Common Stock at an exercise price of $4.8125 per share (the closing price of the Common Stock on Nasdaq on the date of grant). As in the case of all options granted to outside directors under the Option Plan, these options each have a term of four years and were fully vested on the date of grant. However, these options may not be exercised unless and until the 1998 Amendments are approved by the shareholders, and if the 1998 Amendments are not approved at the annual meeting, these options will be null and void.

             Also effective January 30, 1998, the Committee granted to Thomas J. Marquez, an outside director of the Company, a nonqualified option to purchase 32,600 shares of Common Stock at an exercise price of $4.8125 per share (the closing price of the Common Stock on Nasdaq on the date of grant). This option was granted to replace two 10-year options that had previously been granted to Mr. Marquez but had terminated because of a technical change in his status from that of a director and part-time employee to that of an outside director, a change that was not anticipated when those two options were granted to him. The terminated options had been granted on November 1, 1989 and August 17, 1995 and entitled him to purchase, respectively, 7,600 shares of Common Stock at a price of $19.375 per share and 25,000 shares of Common Stock at a price of $32.25 per share. Because the terminated options had been granted to Mr. Marquez in recognition of valuable services performed by him for the Company, it was the Committee s opinion that a new option should be granted to him to replace the terminated options. As in the case of all options granted to outside directors under the Option Plan, the new option has a term of four years and was fully vested on the date of grant. However, the new option may not be exercised unless and until the 1998 Amendments are approved by the shareholders, and if the 1998 Amendments are not approved at the annual meeting, the new option will be null and void.

             At the same time that the Committee and the Board of Directors authorized making the offer to grant new options to outside directors in exchange for options surrendered for cancellation, the Committee and the Board of Directors also authorized making a similar offer to employees of the Company. This exchange and the new options granted are not subject to the shareholders approval of the 1998 Amendments. Employees were given the opportunity to surrender, on an option-by-option basis, either their entire outstanding option or the portion thereof that was not vested. As in the case of the exchange offer made to outside directors, employees who wished to accept the exchange offer were required to surrender their old options for cancellation on or before January 29, 1998. Each new option granted pursuant to the exchange on January 30, 1998 (i) is an incentive stock option to the extent permitted by the Option Plan and a nonqualified stock option to the extent it is not permitted to be an incentive stock option, (ii) has an exercise price per share of $4.8125, (iii) has a term of 10 years from the date of grant, (iv) is not exercisable during the first year of its term, (v) becomes exercisable at the rate of 25% per year during each of the second through fifth years of its term, and (vi) is subject to the Option Plan and the terms and provisions of the agreement evidencing such option.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

             The following table sets forth information concerning the options surrendered by certain executive officers and the outside directors of the Company in exchange for new options for the same numbers of shares granted effective January 30, 1998 pursuant to the above-described option exchange offers made to employees and outside directors.

                               Options Surrendered in January 1998

                                No. of Shares  Exercise Price  Expiration Date
                                  Underlying   of Surrendered  of Surrendered
      Name and Position            Options         Options         Options

      Carlton E. Turner, Ph.D.       8,125         $  9.875      10/17/04
        President and Chief         20,000         $ 11.125      01/05/05
        Executive Officer           30,000         $ 16.563      05/01/05
                                    40,000         $ 28.750      06/11/06
                                    40,000         $  7.500      05/21/07

      Luiz F. Cerqueira              1,400         $ 12.750      08/13/04
        Vice President,              3,750         $ 11.125      01/05/05
        Manufacturing/Operations    15,000         $ 27.000      12/04/05
                                    15,000         $  7.500      05/21/07

      Christopher S. Record         15,000         $ 11.500      04/27/04
        Vice President,              7,500         $ 11.125      01/05/05
        Business Development        15,000         $ 27.000      12/04/05
                                    10,000         $  7.500      05/21/07

      V. Kirkland Meares            30,000         $ 24.500      04/07/06
        Vice President,             15,000         $  7.500      05/21/07
        Sales and Marketing

      R. Dale Bowerman               2,500         $ 10.625      04/28/98
        Outside Director             2,500         $ 18.000      04/26/99
                                     2,500         $ 47.750      05/22/00
                                     2,500         $  7.500      05/21/01
      George DeMott                  2,500         $ 18.000      04/26/99
        Outside Director             2,500         $ 47.750      05/22/00
                                     2,500         $  7.500      05/21/01

      Robert A. Fildes, Ph.D.        2,500         $ 10.625      04/28/98
        Outside Director             2,500         $ 18.000      04/26/99
                                     2,500         $ 47.750      05/22/00
                                     2,500         $  7.500      05/21/01

      Thomas J. Marquez              2,500         $ 47.750      05/22/00
        Outside Director             2,500         $  7.500      05/21/01

      James T. O Brien               2,500         $ 10.625      04/28/98
        Outside Director             2,500         $ 18.000      04/26/99
                                     2,500         $ 47.750      05/22/00
                                     2,500         $  7.500      05/21/01

      Selvi Vescovi                  2,500         $ 10.625      04/28/98
        Outside Director             2,500         $ 18.000      04/26/99
                                     2,500         $ 47.750      05/22/00
                                     2,500         $  7.500      05/21/01

         The above table does not contain information with respect to David G. Shand, M.D., Ph.D., because he retired from his positions as an executive officer and employee effective September 30, 1997 and did not surrender or receive any options subsequent to that date. Options for an aggregate of 333,122 shares with exercise prices ranging from $5.3125 to $47.75 per share and expiration dates ranging from October 31, 1999 to November 16, 2007 were surrendered by all employees of the Company, excluding the executive officers, in exchange for new options for the same aggregate number of shares with a new exercise price of $4.8125 per share and a term expiring on January 29, 2008. The new options become exercisable at the rate of 25% per year during the four-year period beginning on January 30, 1999. See "New Plan Benefits" below.

                             New Plan Benefits

        The following table sets forth certain information concerning the options granted effective January 30, 1998 under the Option Plan, as amended by the 1998 Amendments, to the executive officers named below, to all current executive officers who are employees of the Company as a group, to all non-executive directors (i.e., outside directors) as a group, and to all employees who are not executive officers as a group. No information is given with respect to David
   G. Shand, M.D., Ph.D., because he retired from his positions as an executive officer and employee effective September 30, 1997 and did not receive any options subsequent to that date. Only the options granted to the outside directors are subject to the approval by shareholders of the 1998 Amendments.

                            No. of Shares
                             Underlying     Exercise Price   Expiration Date
  Name and Position          New Options    of New Options   of New Options

  Carlton E. Turner, Ph.D.     138,125        $ 4.8125         01/29/08
    President and CEO

  Luiz F. Cerqueira             35,150        $ 4.8125         01/29/08
    Vice President,
    Manufacturing/Operations

  Christopher S. Record         47,500        $ 4.8125         01/29/08
    Vice President,
    Business Development

  V. Kirkland Meares            45,000        $ 4.8125         01/29/08

  Executive Group(1)           295,775        $ 4.8125         01/29/08

  Non-Executive Director       100,100(3)     $ 4.8125         01/29/02
    Group(2)

  Non-Executive Officer        333,122        $ 4.8125         01/29/08
    Employee Group

        (1) Excludes Robert A. Fildes, Ph.D., who is currently serving as interim Executive Vice President, Research and Development but is not an employee of the Company.

        (2) Includes Robert A. Fildes, Ph.D., who is currently serving as interim Executive Vice President, Research and Development but is not an employee of the Company.

        (3) Includes options for an aggregate of 52,500 shares issued upon the surrender of old options for the same aggregate number of shares; options for an aggregate of 15,000 shares, for which no old options were surrendered; and an option for 32,600 shares granted to Thomas J. Marquez to replace options that had previously terminated.

             Except  for  the options granted to the outside  directors, all of the options reflected in the above table become exercisable at the rate of 25% per year during the four-year period beginning January 30, 1999. The options granted to the outside directors will become exercisable in full if and when the 1998 Amendments are approved by the shareholders. If the 1998 Amendments are not approved by the shareholders at the annual meeting, the options granted to the outside directors on January 30, 1998 will become null and void, and the old options that were surrendered in exchange for those options will be reinstated, except in the case of any old options that shall have expired since they were surrendered.

             Included in the options granted to the outside directors on January 30, 1998 were options for a total of 40,100 shares granted to Thomas J. Marquez and options for a total of 12,500 shares granted to Selvi Vescovi. Messrs. Marquez and Vescovi are the nominees for election as directors of the Company at the annual meeting.

             The closing price of the Common Stock on Nasdaq on April 6, 1998 was $5.00 per share.

             The amendments to the Option Plan are intended to promote the interests of the Company and its shareholders by giving the Company additional flexibility to grant options to adequately reward and provide incentives to the Company s employees and outside directors. Some of the provisions of the Option Plan that are changed by the 1998 Amendments were originally included in the Option Plan to comply with Securities and Exchange Commission ("SEC") rules. For example, the original provisions of the Option Plan calling for automatic grants of options for fixed numbers of shares at fixed times were included in order to comply with an SEC rule. However, a subsequent amendment to that rule has made it unnecessary to continue the use of automatic grants of options to outside directors. The 1998 Amendments remove the provisions for automatic grants and give the Committee and the Board discretion to grant options to outside directors at such times and for such numbers of shares as the Committee or the Board may determine. The Committee and the Board currently have no plans to grant options to any outside director; however, see the discussion above for information regarding options granted to outside directors in January 1998 that will be null and void if the shareholders do not approve the 1998 Amendments.

             Certain other provisions of the Option Plan were originally included to make it as similar as possible to the Company s 1985 Stock Option Plan, which expired in February 1995. Subsequent experience has led the Committee and the Board to conclude that those provisions should be changed or eliminated. For example, the Committee and the Board determined that the limit on the total number of shares for which any employee could be granted options in any one year should be increased from 50,000 to 75,000 and that the provision prohibiting the total number of shares for which options were granted to all employee-directors under the Option Plan from exceeding 40% of the number of shares covered by the Option Plan was unnecessary and should be eliminated. However, neither the Committee nor the Board has any current plans to grant options that would exceed either of those limits as they existed prior to the adoption of the 1998 Amendments.

             The amendment to the provision of the Option Plan that sets forth the circumstances under which amendments to the Option Plan must be approved by shareholders was adopted to enable the Company to avoid incurring the delay and expense of obtaining shareholder approval of amendments under circumstances in which there is no compelling reason to obtain such approval. Shareholder approval of amendments to stock option plans is sometimes required by tax law or regulations, SEC rules, Nasdaq or stock exchange rules or for other reasons, but those requirements change from time to time. The Committee and the Board determined that it would be preferable not to include in the Option Plan any requirements for shareholder approval that were based on law or regulations that exist today but may not exist in the future. In this way, if there is no external requirement for shareholder approval of an amendment to the Option Plan and the Company and its counsel determine that there is no other compelling reason to seek such approval, the Company will be able to implement the approval without the delay and expense that would be incurred in seeking shareholder approval.

   Description of the Option Plan as Currently in Effect

             The Option Plan authorizes the granting to employees of the Company and its affiliates of both incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options to purchase Common Stock. All employees of the Company and its affiliates are eligible to participate in the Option Plan. The Option Plan also authorizes the granting to outside directors of nonqualified stock options to purchase Common Stock. Pursuant to the Option Plan, an option to purchase 10,000 shares of Common Stock is to be granted automatically to each outside director who is newly elected to the Company's Board. In addition, an option to purchase 2,500 shares of Common Stock is granted automatically, on the date of each annual meeting of shareholders of the Company, to each outside director who has served in that capacity for the past six months and continues to serve following such meeting. Accordingly, each of the outside directors of the Company received an automatic grant of an option to purchase 2,500 shares of Common Stock on the dates of the 1995, 1996 and 1997 annual meetings of shareholders. Any outside director may decline to accept any option granted to him under the Option Plan. At March 31, 1998, there were 271 employees and six outside directors of the Company who were eligible to be granted options under the Option Plan.

             The Board of Directors or the Committee is responsible for the administration of the Option Plan and determines the employees to be granted options, the period during which each option will be exercisable, the number of shares and exercise price of the Common Stock covered by each option granted to employees and whether an option will be a nonqualified or an incentive stock option. The Committee has no authority to administer or interpret the provisions of the Option Plan relating to the grant of options to outside directors. The current members of the Committee are James T. O'Brien (Chairman), George DeMott and Selvi Vescovi.

             No option granted pursuant to the Option Plan is transferable otherwise than by will or the laws of descent and distribution. The term of each option granted to an employee under the Option Plan is determined by the Board of Directors or the Committee, but in no event may such term exceed 10 years from the date of grant. The exercise price for the purchase of shares subject to such an option cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. Furthermore, the exercise price for any incentive stock option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate must be at least 110% of the fair market value of the Common Stock at the date of the grant. Upon exercise of an option by an employee, the purchase price must be paid in full in cash. Unpurchased shares of Common Stock subject to options that have expired or terminated without being exercised in full are again available for grant under the Option Plan. The Option Plan contains a $100,000 limitation on the value (determined at the grant date) of stock for which incentive stock options granted to any employee may become exercisable for the first time in any calendar year. In addition, the aggregate number of shares of Common Stock for which any employee may be granted options during any one calendar year may not exceed 50,000.

             Each option granted to an outside director under the Option Plan is exercisable in whole or in part during the four-year period commencing on the date of grant of such option. Any option granted to an outside director remains effective during its entire term regardless of whether such director continues to serve as a director. The purchase price per share of Common Stock under each option granted to an outside director is the fair market value of such share on the date of grant.

             The   Option   Plan   also   authorizes   the  granting  of
   nonqualified stock options to purchase Common Stock to consultants and advisors to the Company or an affiliate ("Consultants"), provided that bona fide services are rendered by the Consultants and such services are not in connection with the offer or sale of securities in a capital-raising transaction. The purchase price per share of Common Stock under each option granted to a Consultant is determined by the Committee, but in no event may be less than 100 percent of the fair market value per share of Common Stock at the time the option is granted. Each option granted to a Consultant under the Option Plan is exercisable during such period as the Committee determines; provided, however, that the unexpired portion of any option granted to a Consultant may expire no later than the first to occur of (i) the expiration of ten years from the date the option was granted, or
   (ii) the expiration of one year from the date of the Consultant's death. The unexpired portion of any option granted to a Consultant expires immediately upon the termination of the Consultant's services to the Company (or an affiliate of the Company) by reason of the Consultant's fraud, dishonesty or performance of other acts detrimental to the Company (or an affiliate), or if, at any time during or after the performance of the Consultant's services to the Company (or an affiliate), the Company determines that there is good cause to cancel such option. The Committee may limit the number of shares purchasable under the option agreement evidencing an option granted to a Consultant in any period or periods of time during which the option is exercisable and may impose such other terms and conditions as are not inconsistent with the terms of the Option Plan. The Committee, in its discretion, may accelerate the exercise date of any such option.

             Neither the Option Plan nor an option agreement evidencing an option granted under the Option Plan to a Consultant may confer upon a Consultant any right to continue as a Consultant of the Company (or any affiliate) or in any way interfere with the right of the Company (or an affiliate) to terminate the services of the Consultant at any time, with or without cause.

             In the event that the Company effects a split of the outstanding shares of Common Stock or a dividend payable in Common Stock, or that the outstanding Common Stock is combined into a smaller number of shares, the maximum number of shares as to which options may be granted under the Option Plan will be increased or decreased proportionately, and the shares subject to outstanding options and the purchase price per share of such options will be increased or decreased proportionately so that the aggregate purchase price for all the shares then subject to such options will remain the same as immediately prior to such split, dividend or combination. In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including merger, consolidation or sale of assets) of the Company, the Board of Directors of the Company will make such adjustments, if any, as it deems appropriate in the number, purchase price and kind of shares covered by the unexercised portions of options theretofore granted under the Option Plan, to the extent permitted by applicable law.

             Upon the occurrence of a "change in control" of the Company, the maturity of all options then outstanding under the Option Plan, excluding those that have been granted to Consultants, will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercised or become exercisable. A "change in control" includes certain mergers, consolidations, reorganizations or sales of assets, or a dissolution of the Company, a change in the control of the Board of Directors or the acquisition by a shareholder of 20% or more of the Common Stock of the Company.

             Unless sooner terminated, the Option Plan will expire on March 31, 2005. The Board of Directors of the Company may alter, amend or terminate the Option Plan, except that it may not, without the approval of the shareholders of the Company, make any alteration or amendment which would operate to (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Option Plan from the supervision of the Committee, (ii) increase the total number of shares of Common Stock for which options may be granted under the Option Plan (other than proportionate adjustments described above), (iii) extend the term of the Option Plan or the maximum exercise period provided under the Option Plan, (iv) decrease the minimum purchase price provided under the Option Plan, (v) materially increase the benefits accruing to participants under the Option Plan, or (vi) materially modify the requirements as to eligibility for participation in the Option Plan. No amendment or termination of the Option Plan may adversely affect the rights of an optionee under an option without the consent of such optionee.

   Federal Income Tax Consequences

             Nonqualified  Stock Options.  No income will be  recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. Income recognized by optionees who are employees of the Company upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time such income is recognized, and therefore, the Company or one of its affiliates must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. The nonqualified stock options granted under the Option Plan are designed to provide the Company with a deduction, subject to the deduction limitations described below, equal to the amount of ordinary income recognized by the optionee at the time of such recognition.

             The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, the difference between the amount realized and the basis of such shares will constitute capital gain or loss to such optionee for federal income tax purposes.

             Incentive  Stock Options.  No income will be recognized  by an optionee for federal income tax purposes upon the grant or the exercise of an incentive stock option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for such shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, whichever is later, the optionee will recognize capital gain or loss upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the purchased shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

             The excess of the fair market value of shares on the date of the exercise of an incentive stock option over the option price for such shares is an item of adjustment for purposes of the alternative minimum tax.

             The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

             Limitations   on  the  Company's  Compensation   Deduction.
   Section 162(m) of the Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's shareholders and meets certain other criteria. Although the Company intends that options granted to employees under the Option Plan will satisfy the requirements to be considered performance-based for purposes of Section 162(m) of the Code, there is no assurance that such options will satisfy such requirements and, accordingly, the Company may be limited by Section 162(m) of the Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary) with respect to options awarded under the Option Plan.

             Section 280G of the Code limits the deductibility of certain "parachute payments" to disqualified individuals by the Company. Generally, "parachute payments" consist of payments made in connection with a change in control of the Company. It is possible that accelerated vesting of options that occurs automatically upon a change in control of the Company could be a "parachute payment" subject to the deduction limitations of Section 280G of the Code. In addition, Section 4999 of the Code imposes a 20% nondeductible excise tax upon the disqualified individual receiving certain "parachute payments."

             The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents. The U.S. tax consequences associated with the grant of options to nonresident aliens depends upon a number of factors, including whether such grant is considered to be U.S. source income and whether the provisions of any treaty are applicable.

   Recommendation of the Board of Directors

             THE ADOPTION OF THE 1998 AMENDMENTS TO THE OPTION PLAN IS CONDITIONED ON, AND IS OF NO FORCE OR EFFECT UNLESS IT RECEIVES, APPROVAL BY THE REQUISITE VOTE OF SHAREHOLDERS OF THE COMPANY. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.


         APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

             The Company's Board of Directors has appointed the accounting firm of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. Shareholders will be asked to approve the appointment of Ernst & Young LLP at the annual meeting. If the appointment is not approved by the holders of a majority of the shares of Common Stock present or represented and voted for or against such approval at the meeting, the Board will reconsider its appointment of independent public accountants of the Company. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be given an opportunity to make a statement, if they so desire. They will also be available to respond to appropriate questions addressed to them.

             Arthur Andersen LLP served as the Company's independent public accountants for the fiscal year ended December 31, 1996 and resigned on March 19, 1997. The appointment of Ernst & Young, LLP, effective March 19, 1997, was made on the recommendation of the Board s Audit Committee and was approved by the shareholders of the Company at the 1997 annual meeting.

             During the Company's fiscal year ended December 31, 1996 and from January 1 through March 18, 1997, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "Exchange Act"). The reports of Arthur Andersen LLP and Ernst & Young LLP on the Company's financial statements for the fiscal years ended December 31, 1996 and 1997, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. A copy of a letter from Arthur Andersen LLP to the Securities and Exchange Commission confirming its agreement with the facts stated with respect to it in the preceding portion of this paragraph was filed as Exhibit 16.1 to the Form 10-K/A amendment to the Company's Form 10-K Annual Report for the year ended December 31, 1996, which amendment was filed with the Securities and Exchange Commission on April 7, 1997.

             The Company's Board of Directors recommends that shareholders vote FOR the approval of the appointment of Ernst & Young LLP as the Company's independent public accountants for fiscal 1998.


                           EXECUTIVE COMPENSATION

             The report of the Compensation and Stock Option Committee of the Board of Directors set forth below and the information under the heading "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, other than those rules requiring disclosure herein, or to the liability of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

   Compensation Committee Interlocks and Insider Participation

             The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"). During 1997, the Committee was composed of James T. O Brien, Chairman, George DeMott and Dr. Robert
   A. Fildes until September 17, 1997, when Dr. Fildes resigned from the Committee and was succeeded by Selvi Vescovi, who has served on the Committee since that time. All of the persons who served on the Committee during 1997 were and still are outside directors of the Company.

             Dr. Fildes has served as the Company s interim Executive Vice President, Research and Development since October 1, 1997. Mr. Vescovi served as interim President and Chief Executive Officer of the Company in March and April 1995.

   Report of the Compensation Committee

             The following is a report submitted by the members of the Committee, addressing the Company's compensation policy as it related to the named executive officers, including the President and Chief Executive Officer (the "CEO"), for fiscal 1997.

             Compensation Philosophy

             The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. To achieve these objectives, the Committee has developed and implemented an executive compensation program which provides executives with compensation opportunities that are competitive with companies of comparable size in the pharmaceutical industry.

             In applying this philosophy, the Committee has established a program to accomplish the following objectives:

             * attract and retain executives of outstanding abilities who are critical to the long-term success of the Company;

             * reward executives for achievement of internal Company goals as well as for Company performance relative to industry performance levels; and

             * reward executives for long-term strategic management and the enhancement of shareholder value by providing equity ownership in the Company.

             Through  these   objectives,  the  Company  integrates  its
   executive   compensation   program  with  its  annual  and  long-term
   strategic planning.

             Against the foregoing background, the Company's executive compensation policies integrate annual base salary compensation with a bonus award system which is based upon both corporate and individual performance levels.

             Fiscal 1997 Compensation

             For fiscal 1997, the Company's executive compensation program consisted of (i) base salary, adjusted from the prior year,
   (ii) bonus payable in cash and stock, and (iii) stock options. With respect to base salary, the Company considers published executive compensation data of comparable companies in the industry and utilizes surveys to establish base salaries that are within the range of those paid to persons holding comparably responsible positions at such companies. In addition, the Committee considers evaluations by the CEO of the individual performance of each executive, other than the CEO, in setting such executive's salary for the year. The performance of the CEO is evaluated by the Executive Committee of the Board of Directors in collaboration with the Committee.

             The Committee determined that current salary levels for key Company executives are competitive within the industry and basically rank in the average range.

             Bonuses  are  granted  to  executives  based upon  criteria established by the Company's 1995 Management Compensation Plan (the "Compensation Plan") adopted by the Company's Board of Directors and approved by its shareholders in 1995. Under the Compensation Plan, executives of the Company are eligible to receive incentive compensation in the form of annual bonuses payable 50% in cash and 50% in Common Stock of the Company. An executive's bonus under the Compensation Plan consists of a target bonus multiplied by a performance component. The target bonus is a specified percentage of the executive's base salary, with the percentage being dependent on the executive's position grade. The maximum target bonus for the highest position grade is currently 35% of the executive's base salary. The performance component is a percentage rate measuring results achieved in comparison to the Company's Annual Operating Budget. Performance is judged on the basis of three scenarios: (i) sales at Annual Operation Budget; (ii) profit at Annual Operating Budget; and (iii) achievement of remaining bonus criteria and individual goals as established by the Committee. These goals are designed to achieve the Company's short-term and long-term objectives. Following determination by the Committee of the amounts of bonus payable, if any, to executives, 50% of the bonus is paid in cash and 50% is paid in shares of the Company's Common Stock. The number of shares is determined by dividing 50% of the total bonus by the fair market value of the Common Stock on the date of certification of payment of the bonus by the Committee.

             No incentive bonuses were paid to executive officers in 1997 based upon the Compensation Plan criteria set forth above. Pursuant to authority delegated to the Committee by the Board of Directors to grant cash bonuses on a discretionary basis outside of the Compensation Plan, the Committee authorized bonuses of $5,000 each to be paid to Luiz Cerqueira and Kirk Meares for 1997 based on the performance of the operations under their responsibility, as well as the bonus to Dr. Carlton Turner described below.

             The Committee has discretion to grant stock options to executive officers under the Company's 1995 Stock Option Plan. In determining the time and date of grant and the number of shares subject thereto, the Committee may take into account the nature of the services rendered, the executive's potential contributions to the success of the Company's business, and such other facts as the Committee in its discretion deems appropriate. Each of the 1997 option awards to executive officers of the Company was made in accordance with the Company's 1995 Stock Option Plan.

             CEO Compensation

             Carlton E. Turner, Ph.D., D.Sc., was promoted to President and Chief Executive Officer of the Company as of April 26, 1995. Dr. Turner's 1997 base pay was determined by the Committee on the basis of its overall assessment of Dr. Turner's responsibilities, his past performance with the Company, and competitive market data on salary levels for pharmaceutical companies of similar size.

             On May 22, 1997, the Committee granted Dr. Turner an incentive stock option to purchase 40,000 shares of Common Stock pursuant to the Company's 1995 Stock Option Plan. This award was made based on the Committee's evaluation of Dr. Turner's overall performance.

             Dr. Turner was paid a bonus of $10,000 for 1997 based on his successful efforts in reversing a loss in the previous year and showing a profit in 1997, as well as for opening new areas of opportunity, especially in the consumer segment.

             Summary

             The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are awarded commensurately. The Committee believes that compensation levels during fiscal 1997 adequately reflected the Company's compensation goals and policies.

             Dated:  March 26, 1998

                                     By the Members of the Committee:

                                     James T. O'Brien, Chairman
                                     George DeMott
                                     Selvi Vescovi


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

   EXECUTIVE COMPENSATION TABLES

             The following table sets forth certain summary information regarding  compensation  awarded  to,  earned by or paid to the Chief
   Executive  Officer of the Company and each other executive officer of the Company whose combined salary and bonus for the fiscal year ended
   December   31,  1997  exceeded  $100,000  (collectively,  the  "named executive officers") for the years indicated.



                                       Table 1

                           Summary Compensation Table
                                                              Long-Term
                                                            Compensation
                              Annual Compensation              Awards
                                                             Securities     All
                                                    Other    Underlying    Other
                                                    Annual  Options (No.  Compen-
 Name and             Fiscal             Bonus     Compen-    of Shares)  sation
 Principal Position    Year    Salary    (1)        sation   ----------   ------
 Carlton E. Turner,    1997   $225,000   $10,000               40,000
 Ph.D.,D.Sc.,          1996   $225,000                         40,000
 President and Chief   1995   $216,692              $1,468     50,000  $ 29,341(3)
 Executive Officer (2)

 David G. Shand,       1997   $160,000                         15,000
 M.D.,Ph.D.,Executiv   1996   $200,000                         15,000  $ 16,470(5)
 e Vice President,     1995   $188,461                         50,000  $  5,334(5)
 Research &
 Development (4)

 Luiz F.               1997   $154,500   $ 5,000               15,000
 Cerqueira,Vice        1996   $154,500
 President,            1995   $154,500                         30,000
 Manufacturing
 /Operations

 Christopher S.        1997   $150,000                         10,000
 Record,Vice           1996   $150,000
 President, Business   1995   $150,000                         25,000
 Development (6)

 V. Kirkland           1997   $150,000   $ 5,000               15,000  $324,699(8)
 Meares,Vice           1996   $106,154   $ 5,000               30,000  $372,907(9)
 President, Sales      1995
 and Marketing(7)

   (1) Each bonus for 1997 was paid in cash. No bonuses were paid for 1996 or 1995.
   (2) Dr. Turner was promoted to President and Chief Executive Officer of the Company in April 1995. Dr. Turner was first elected as an executive officer of the Company in January 1994.
   (3)       Represents relocation expenses reimbursed to Dr. Turner by the Company.
   (4) Dr. Shand was first elected as an executive officer of the Company in January 1995 and retired as an officer and employee of the Company effective September 30, 1997.
   (5)       Represents  relocation expenses reimbursed to Dr. Shand by the Company.
   (6) Mr. Record was first elected as an executive officer of the Company in April 1994.
   (7) Mr. Meares was first elected as an executive officer of the Company in April 1996.
   (8) Consists of commissions paid by the Company to Meares Medical Sales Associates, a business wholly owned by Mr.
             Meares   that  serves  as  an  independent  manufacturer's
             representative for the Company. See "Certain Transactions."

   (9) Consists of $6,000 of relocation expenses reimbursed to Mr. Meares by the Company, plus $366,907 of commissions paid by the Company to Meares Medical Sales Associates, a business wholly owned by Mr. Meares that serves as an independent manufacturer's representative for the Company. See "Certain Transactions."

          The following table sets forth certain information relating to options granted under the Company's 1995 Stock Option Plan to the named executive officers in fiscal year 1997.

                                  Table 2

             Options Granted During Year Ended December 31, 1997

                                                                                   Potential
                                                                              Realizable Value at
                                                                              Assumed Annual Rates
                                                                                 of Stock Price
                                                                                  Appreciation
                                       Individual Grants                      for Option Term (1)
                        Number of
                       Securities    % of Total
                       Underlying      Options    Exercise
                         Options     Granted to    Price
                         Granted      Employees     Per       Expiration
        Name             (No. of     in Fiscal     Share         Date           5%         10%
                         Shares)        Year
                                                   >C>
 Carlton E.          40,000 (2)(3)      8.51%      $7.50       5/21/07     $ 188,668    $478,123
 Turner, Ph.D., D.Sc.

 David G. Shand,     15,000 (2)(5)      3.19%      $7.50       5/21/07     $  70,751    $179,296
 M.D., Ph.D. (4)

 Luiz F. Cerqueira   15,000 (2)(3)      3.19%      $7.50       5/21/07     $  70,751    $179,296

 Christopher S.      10,000 (2)(3)      2.13%      $7.50       5/21/07     $  47,167    $119,531
 Record

 V. Kirkland         15,000 (2)(3)      3.19%      $7.50       5/21/07     $  70,751    $179,296
 Meares

    (1) The assumed five percent and ten percent rates of stock price appreciation are specified by the SEC's proxy rules and do not reflect expected actual appreciation. The amounts shown represent the assumed values of the stock options (less the exercise prices) at the end of the ten-year periods beginning on the dates of grant and ending on the option expiration dates.

   (2) Incentive stock option with a term of 10 years and an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Option becomes exercisable with respect to one-fourth of the shares covered thereby in each year in the four-year period beginning one year after the date of grant.

   (3) Pursuant to an option exchange offer made to employees in January 1998, options covering these shares were exchanged for options for an equivalent number of shares. The new options have an exercise price of $4.8125 per share and an expiration date of January 30, 2008. See "Proposal to Approve Amendments to 1995 Stock Option Plan Reasons for and Principal Effects of the Proposal."

   (4) Dr. Shand retired as an officer and employee of the Company effective September 30, 1997 and entered into an agreement with the Company under which he performs consulting services for the Company on a part-time basis. In connection with his retirement and the new consulting agreement, he was allowed to surrender options to purchase 20,000 shares of Common Stock at $12.50 per share, 10,000 shares at $35.25 per share, 7,500 shares at $28.75 per share, and 15,000 shares at $7.50 in exchange for new nonqualified stock options granted to him as a consultant on October 1, 1997 to purchase (i) 10,000 shares at $12.50 per share during a term expiring September 30, 2000, and (ii) 42,500 shares at $6.00 per share (the closing price of the Common Stock on Nasdaq on the date of grant) during a term expiring September 30, 2007. The new 10,000-share option is fully vested and subject to early termination one year after Dr. Shand s death. The new 42,500- share option vests at the rate of 10,625 shares per year beginning October 1, 1998 and is subject to early termination 30 days after the end of the consulting term or one year after the date of Dr. Shand s death, if the consulting term terminates due to his death.

   (5) The option for these shares was one of the options surrendered by Dr. Shand in exchange for a new nonqualified option to purchase shares of Common Stock at a price of $6.00 per share. The new option has a new term and a new vesting schedule. See note (4) immediately above.

          The following table sets forth certain information with respect to the exercise of options to purchase Common Stock of the Company during the year ended December 31, 1997, and outstanding options held at such date, by the named executive officers. For purposes of this table, the "value" of an outstanding option is the difference between the market price at December 31, 1997 of the shares of Common Stock underlying the option and the aggregate exercise price of such option. The unexercisable portions of such options have been valued as if such portions were exercisable in full on December 31, 1997, in accordance with SEC rules. During fiscal
   1997, no outstanding options held by any of the persons listed in this table were repriced or otherwise amended by the Company. In
   January 1998, an option exchange offer was made to employees, pursuant to which certain options were exchanged. See "Proposal to Approve Amendments to 1995 Stock Option Plan Reasons for and
   Principal Effects of the Proposal."

                                    Table 3

                       Aggregated Option Exercises in Fiscal Year
               Ended December 31, 1997 and Fiscal Year-End Option Values


                          Shares                 Number of Securities         Value of Unexercised
                       Acquired on               Underlying Unexercised       In-the-Money Options
                        Exercise                 Options at 12/31/97               at 12/31/97
                        (No. of     Value        (No. of Shares)              Exercisable Unexercisable
 Name                    Shares)    Realized     Exercisable  Unexercisable
 Carlton E. Turner,                                 63,875        93,125
 Ph.D.,  D.Sc.

 David G. Shand,                                    27,500        42,500
 M.D.,  Ph.D. *

 Luiz F. Cerqueira                                  29,700        30,000

 Christopher S.                                     17,500        30,000
 Record

 V. Kirkland Meares                                  7,500        37,500


    * See notes (4) and (5) to Table 2 above for information relating to Dr. Shand s retirement as an officer and employee of the Company, his agreement to perform consulting services for the Company, and the exchange of options that occurred in connection with his retirement and consulting agreement.

   PERFORMANCE GRAPH

          The following graph sets forth the cumulative total shareholder return for the Company's Common Stock, the Nasdaq Stock Market U.S. Index and a Company-constructed peer group for the years indicated as required by SEC rules. The information reflected in the peer group index was provided to the Company by Research Holdings, Ltd. of San Francisco, California, and such index comprises 37 companies that conduct business in the pharmaceutical industry and whose stock is traded on a stock exchange or on the Nasdaq National Market.


                    [LINE GRAPH APPEARS HERE]



                                   Cumulative Total Return(1)
                     11/92   11/93    11/94    12/95     12/96    12/97

 Carrington           100    86.61    61.61   221.43     55.36    30.80
 Laboratories, Inc.

 Peer Group(2)        100    90.68   102.35   159.88    198.97   306.12

 Nasdaq Stock         100   115.79   116.02   164.54    202.38   248.34
 Market U.S.


   (1) Total return assuming reinvestment of dividends. Assumes $100 invested on November 30, 1992 in the Company's Common Stock, the Nasdaq Stock Market U.S. Index and a Company-constructed peer group. During 1995, the Company changed its fiscal year end from November 30 to December 31. Thus, the total return for fiscal year 1995 includes the thirteen-month period from December 1, 1994 through December 31, 1995.

   (2) The peer group index comprises the following companies: the Company, Ivax Corporation, Alza Corporation, Abbott Laboratories, Carter-Wallace, Inc., Pfizer Inc., Schering-Plough Corporation, American Home Products Corp., Eli Lilly and Company, Warner-Lambert Company, Johnson & Johnson, Merck & Co. Inc., Elan Corporation, PLC, Bristol-Myers Squibb Company, Forest Laboratories, Inc., Alpharma Inc., Mylan Laboratories Inc., Glaxo Wellcome PLC, Natural Alternatives International, Polydex Pharmaceuticals Ltd., United Guardian Inc., R.P. Scherer Corporation, Medeva PLC, Allou Health & Beauty Care, Inc., Novo Nordisk A/S, Pharmaceutical Resources Incorporated, Barr Laboratories Inc., Bergen Brunswig Corporation, Escagenetics Corporation, McKesson Corporation, Allergan, Inc., Genentech, Inc., Columbia Laboratories Inc., Moore Medical Corp., Medco Research Inc., KV Pharmaceutical Company and ICN Pharmaceuticals, Inc. Two companies that were included in the 1996 peer group index are not included in the 1997 peer group index because they were acquired by other companies.

   Compensation of Directors

          Until October 1997, the Company paid each outside director $500 for each Board meeting that he attended, unless the meeting lasted more than one day, in which case the Company paid each outside director $1,000 for each additional day of attendance. The Company also paid $500 and reasonable travel expenses to each outside director who did not live in the Dallas, Texas area for each Board meeting that he attended in person. Each outside director who was a member of the Executive Committee or the Audit Committee received $500 for each meeting of such committee that he attended. If the committee meeting was not held on the same day as a Board meeting, the Company also paid $500 and reasonable travel expenses to each outside director/committee member who did not live in the Dallas, Texas area for each committee meeting that he attended in person.
   Members of the Compensation and Stock Option Committee received no compensation for attending meetings of that committee.

          In October 1997, the Company s director compensation policy was changed to pay each outside director a quarterly retainer of $1,500 and $1,500 for each Board meeting that he attends, unless the meeting lasts more than one day, in which case the Company pays each outside director $1,500 for each additional day of attendance. The Company also reimburses reasonable travel expenses to each outside director who does not live in the Dallas, Texas area for each Board meeting that he attends in person. Each outside director who is a member of the Executive Committee receives $1,500 for each meeting that he attends. The Company pays each outside director who is a member of the Compensation and Stock Option or Audit Committee $1,000 for each meeting that he attends, unless the meeting is held on the same day as a Board meeting, in which case the Company pays $500. Reasonable travel expenses are reimbursed to each outside director/committee member who does not live in the Dallas, Texas area for each committee meeting that he attends in person.

          See "Proposal to Approve Amendments to 1995 Option Stock Option Description of the Option Plan as Currently in Effect" above for information concerning options granted to the Company s outside directors under the Option Plan.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          In March 1998, V. Kirkland Meares filed an amendment to his initial Form 3 report, which he had filed in 1996, to correct an inadvertent failure to report his ownership of some shares of Common Stock that he owned when he became an executive officer of the Company.

                            CERTAIN TRANSACTIONS

          V. Kirkland Meares has been Vice President, Sales and Marketing of the Company since April 1996. Prior to his employment by the Company, he had been an independent manufacturer's representative for the Company since 1984, and he has continued to own and operate that business, a sole proprietorship known as Meares Medical Sales Associates ("MMSA"), since joining the Company. Most of the selling activities of MMSA are now performed by other individuals. The relationship between the Company and MMSA is governed by an Independent Sales Representative Agreement dated October 1, 1996, which designates the states of Alabama and Georgia and portions of Northern Florida and Tennessee as the areas for which MMSA is responsible. The term of the agreement expires two years after January 1, 1997, unless earlier terminated. The Company pays MMSA a commission equal to 20% of the sales it generates, which is the standard commission that the Company pays to other manufacturer's representatives. During 1997, the Company paid MMSA commissions totaling approximately $324,699.

                           SHAREHOLDER PROPOSALS

          The 1999 annual meeting of the shareholders of the Company is tentatively scheduled to be held on May 20, 1999. The Bylaws of the Company provide that to be considered for inclusion in the proxy material for an annual meeting, shareholder proposals nominating persons for election to the Board of Directors of the Company must be received at the Company's principal executive office not later than 90 days prior to the annual meeting; and all other shareholder proposals must be received not later than 60 days in advance of the annual meeting if the meeting is to be held within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of the meeting if it is to be held on or after the anniversary of the previous year's meeting.

                               ANNUAL REPORT

          The Company has provided without charge to each person whose proxy is solicited hereby a copy of the Company's 1997 Annual Report. Additional copies of the 1997 Annual Report may be obtained without charge upon written request to Christopher S. Record, Vice President, Secretary and General Counsel, Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038.

                               MISCELLANEOUS

          The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telefacsimile and telegram by directors, officers, and employees of the Company, who will receive no additional compensation for such activities. Additionally, the Company has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies, at a cost not to exceed $3,500 plus reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other
   custodians,   nominees   and   fiduciaries   for  the  forwarding  of
   solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                      By order of the Board of Directors


                                      George DeMott
                                      Chairman of the Board

   Irving, Texas
   April 14, 1998


          A copy of the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, is available without charge to each person whose proxy is solicited hereby upon written request directed to Christopher S. Record, Vice President, Secretary and General Counsel, Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038.

                         CARRINGTON LABORATORIES, INC.
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
       THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 1998

        The  undersigned hereby appoints Carlton E. Turner, Ph.D., D.Sc.

   and  Christopher S. Record as proxies, each with the power to appoint his  substitute, and hereby authorizes them to represent and to vote,

   as  designated  on the reverse hereof, all the shares of common stock of  Carrington  Laboratories,  Inc. (the "Company") held of record by the  undersigned  on  April  13,  1998,  at  the  Annual  Meeting  of

   Shareholders  of the Company to be held on May 14, 1998, at 8:30 a.m.

   local  time,  at  the  Las  Colinas Country Club, 4900 North O'Connor

   Boulevard,  Irving,  Texas  75062, and at any adjournment(s) thereof.

   Receipt of the Notice of Annual Meeting of Shareholders and the Proxy

   Statement  in  connection  therewith and of the Company's 1997 Annual

   Report to Shareholders is hereby acknowledged.



                (Continued and to be Signed on Reverse Side)

   1.    ELECTION OF DIRECTORS:

                                                       Nominees:
        [ ]  FOR  all  nominees  listed at right
        [ ]  WITHHOLD  AUTHORITY to vote               Selvi Vescovi
             (except as  marked to contrary below)
             for all nominees listed at right          Thomas J. Marquez

                   INSTRUCTION: (To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)


             ------------------------------------------------

   2. Adoption of the proposal to approve amendments to the Company's 1995 Stock Option Plan.
          [  ]  FOR         [  ]  AGAINST       [  ]  ABSTAIN

   3.    Approval of the appointment of Ernst & Young LLP as independent
   public accountants for the Company for the fiscal         year ending
   December 31, 1998.
          [  ]  FOR         [  ]  AGAINST       [  ]  ABSTAIN

   3. In their discretion, the proxies are authorized to vote with respect to any other matter which may properly come before the meeting or any adjournment(s) thereof.

             THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED IN THIS PROXY, APPROVAL OF THE AMENDMENTS TO THE 1995 STOCK OPTION PLAN, APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

             PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

             The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such common stock and hereby ratifies and confirms all actions that the proxies named herein, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.


   Dated:                  , 1998          Signature(s)*


                                           Signature if held jointly


   *  NOTE:    When  signing  on  behalf  of a corporation, partnership,
   estate, trust or in any representative capacity, please sign name and title. For joint accounts, each joint owner must sign.

                                Exhibit

  10.49  Carrington Laboratories, Inc.,  1995  Stock  Option
         Plan, As Amended and Restated Effective January 15,
         1998 (filed herewith).